UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2025

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 7, 2025, Sonder Holdings Inc. (the “Company”) received written notice from Marriott International, Inc. and Global Hospitality Licensing S.À R.L (together, “Marriott”) stating Marriott’s intention to terminate the License Agreement, dated August 13, 2024 (the “License Agreement”), between Marriott and the Company, effective immediately.

Under the License Agreement, the Company’s portfolio of properties joined the Marriott system under a collection called “Sonder by Marriott Bonvoy” and became available for booking on Marriott’s digital platforms, including Marriott.com and the Marriott Bonvoy mobile app. Under the License Agreement, the Company also gained access to Marriott’s global sales and marketing capabilities and distribution platform.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 19, 2024 and is incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On November 14, 2025 (the “Petition Date”), the Company and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) filed voluntary petitions to commence proceedings under chapter 7 (the “Proceedings”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking approval to jointly administer the Proceedings under the caption “In re: Sonder Holdings Inc., et al.”

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Proceedings constitutes an event of default that accelerated the Company’s obligations under the following credit facilities:

i.that certain Note and Warrant Purchase Agreement, dated as of December 10, 2021 (as amended through and most recently by that certain Consent and Seventh Omnibus Amendment, dated as of August 5, 2025, and as may be further amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2021 NPA”), by and among the Company Parties and the investors party thereto from time to time;

ii.that certain Note and Warrant Purchase Agreement, dated as of August 5, 2025 (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2025 NPA”), by and among the Company Parties and the investors party thereto from time to time; and

iii.that certain Loan Agreement, dated as of August 5, 2025 (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “2025 Marriott Loan Agreement”), by and among the Company Parties, Marriott International, Inc. as administrative agent and collateral agent and the lenders party thereto from time to time.

As of June 30, 2025, the Company had an aggregate of approximately $205.6 million principal amount outstanding under the 2021 NPA. As of August 5, 2025, the Company had an aggregate of approximately $24.54 million principal amount outstanding under the 2025 NPA. As of October 31, 2025, the Company had an aggregate of approximately $5.3 million principal amount outstanding under the 2025 Marriott Loan Agreement. The 2021 NPA, 2025 NPA and 2025 Marriott Loan Agreement provide for increases in the rates of interest under the respective agreements as a result of the event of default.

In accordance with Section 362 of the Bankruptcy Code, the filing of the Proceedings created an automatic injunction or “stay” of most actions worldwide against the Company Parties or their property—including actions to (a) collect or enforce “prepetition” claims or debts (i.e., claims or debts arising prior to the Petition Date), (b) commence or continue litigation (or any legal proceeding) that could have been commenced prepetition, or (c) exercise control over any of the Company Parties’ property. This automatic stay is subject to certain statutory exceptions (for example, governmental authorities may determine to continue actions brought under their police and regulatory powers). Otherwise, the automatic stay remains in force unless and until the Bankruptcy Court modifies it or lifts it—typically upon the motion of a party in interest.

Item 7.01 Regulation FD Disclosure.

Nasdaq Delisting Notice

The Company expects to receive a notice from The Nasdaq Stock Market (“Nasdaq”) that the Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) no longer meets the eligibility requirements necessary for listing pursuant to Nasdaq Listing Rule 5110(b) as a result of the Proceedings. If the Company receives such notice, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its Common Stock will be delisted.

Additional Information on the Proceedings

U.S. Bankruptcy Court filings and other information related to the Proceedings are available for a fee at the U.S. Bankruptcy Court’s website. The documents and other information available via website or elsewhere are not part of this Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Common Stock during the pendency of the Proceedings is highly speculative and poses substantial risks. Trading prices for the Common Stock may bear little or no relationship to the actual recovery, if any, by holders of the Common Stock in the Proceedings. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Proceedings.

Cautionary Statement Concerning Forward-Looking Statements

This Report contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to such court throughout the course of the Proceedings; the effects of the Proceedings, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Proceedings); the effects of the Proceedings on the interests of various constituents and financial stakeholders; objections during the course of the Proceedings or other pleadings filed that could protract the Proceedings; risks associated with third-party motions in the Proceedings; rulings of the Bankruptcy Court in the Proceedings and the outcome of the Proceedings in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties caused by the Proceedings; the impact of any local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements; risks relating to the delisting of the Common Stock from Nasdaq; the impact of litigation and regulatory proceedings; and other factors discussed in the Company’s Annual Report on Form 10-K/A filed with the U.S Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, liquidity or achievements to differ materially from any future results, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1+**
License Agreement, dated August 13, 2024, between Marriott International, Inc. and Global Hospitality Licensing S.À R.L and Sonder Holdings Inc. (incorporated by reference to Exhibit 10.5 to Sonder Holdings Inc.’s Current Report on Form 8-K filed on August 19, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such exhibits and schedules to the SEC upon request.
** Certain identified information has been excluded from this exhibit because the Company does not believe it is material and is the type that the Company customarily treats as private and confidential. Redacted information is indicated by “[**]”.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: November 14, 2025	By:	/s/ Vanessa Barmack
	Name:	Vanessa Barmack
	Title:	General Counsel and Secretary